UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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LEAF GROUP LTD.

(Name of Registrant as Specified In Its Charter)

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Glass Lewis Recommends Leaf Group Shareholders Approve Acquisition by Graham Holdings and All Related Proposals

SANTA MONICA, Calif., June 8, 2021 (GLOBENEWSWIRE) -- Leaf Group Ltd. (NYSE: LEAF) (“Leaf Group” or the “Company”), a diversified consumer internet company, today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), a leading proxy advisory firm, has recommended shareholders vote to approve its merger agreement with Graham Holdings Company (NYSE: GHC) (“Graham Holdings”).

Deborah A. Benton, Leaf Group’s Chair of the Board, commented:

“With Glass Lewis, Institutional Shareholder Services Inc. (“ISS”) and the Board all recommending that shareholders approve Graham Holdings’ acquisition of Leaf Group, it is clear that voting for this transaction is the best path forward for all of our shareholders. As with ISS’s report, the findings in Glass Lewis’s report clearly demonstrate that the significant and immediate value created by this transaction far outweighs the potential value that might be generated by continuing to operate as a separate, standalone entity. The Board continues to unanimously recommend that the company’s shareholders vote to approve the merger agreement.”

In addition, Glass Lewis joined ISS in recommending in its report that shareholders approve both of Leaf Group’s related proposals, including the non-binding advisory proposal to approve the compensation of the company’s executive officers in connection with the merger with Graham Holdings and the adjournment of Leaf Group’s special meeting of shareholders in the event there are insufficient votes to approve the merger at the time of the special meeting.

The Leaf Group Board reminds its shareholders that their vote is essential and EVERY vote counts. The Board strongly recommends that Leaf Group shareholders vote to approve the merger agreement and all related proposals by following the instructions on their proxy card.

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on your proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3922.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

About Graham Holdings Company

Graham Holdings Company (NYSE: GHC) is a diversified education and media company whose operations include educational services; television broadcasting; online, podcast, print and local TV news and other content; social-media advertising services; manufacturing; automotive dealerships; restaurants and entertainment venues; custom framing; and home health and hospice care. Graham Holdings’ Kaplan, Inc. subsidiary provides a wide variety of educational services, both domestically and outside the United States. Graham Holdings’ media operations comprise the ownership and operation of television broadcasting (through the ownership and operation of seven television broadcast stations) plus Slate and Foreign Policy magazines; and Pinna, an ad-free audio streaming service for children. Graham Holdings’ home health and hospice operations provide home health, hospice and palliative services. Graham Holdings’ manufacturing companies comprise the ownership of a supplier of pressure treated wood, an electrical solutions company, a manufacturer of lifting solutions, and a supplier of certain parts used in electric utilities and industrial systems. Graham Holdings also owns automotive dealerships, restaurants, a custom framing service company, a cybersecurity training company, a marketing solutions provider, and a customer data and analytics software company.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) involving the Company pursuant to the Agreement and Plan of Merger, dated as of April 3, 2021, by and among the Company, Graham Holdings and Pacifica Merger Sub, Inc., a wholly owned subsidiary of Graham Holdings (the “Merger Agreement”) and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was filed with the SEC and was first mailed to stockholders of the Company on May 6, 2021. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.leafgroup.com or by contacting the Company’s Investor Relations contact at shawn.milne@leafgroup.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021 (as amended by the Amendment No. 1 to Form 10-K filed with the SEC on April 30, 2021), its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020, and in subsequent documents filed or to be filed with the SEC, including the Proxy Statement. Information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, is included in the Proxy Statement, and any such additional information will be included in other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) the response of Company stockholders to the Merger Agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K (as amended by the Amendment No. 1 to such Form 10-K) and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Leaf Group Investor Contacts:
Shawn Milne
Investor Relations
415-264-3419
shawn.milne@leafgroup.com

Leaf Group Media Contacts:
John Christiansen/Nate Johnson
Sard Verbinnen & Co
415-618-8750/310-201-2040
LeafGroup-SVC@sardverb.com

Sharna Daduk
VP, Communications
Sharna.daduk@leafgroup.com